Exhibit 99.1

iStar Financial Inc.
1114 Avenue of the Americas
New York, NY 10036
News Release	(212) 930-9400

COMPANY CONTACTS	[NYSE: SFI]

David M. DiStaso	Jason Fooks
Chief Financial Officer	Investor Relations

iStar Financial Announces Third Quarter 2011 Results

•      Net income (loss) allocable to common shareholders for the third quarter 2011 was ($62.2) million or ($0.71) per diluted common share.

•      Company repurchased 12.1 million shares of its common stock during the quarter, reducing total common shares outstanding by 13.0% from the end of the prior quarter.

•      Company recorded $19.1 million of loan loss provision and impairments for the quarter versus $83.8 million for the same period last year.

•      Subsequent to quarter end, Company sold a substantial portion of its interests in Oak Hill Advisors and related entities; expects to record a pre-tax gain of approximately $30 million in fourth quarter.

NEW YORK — October 27, 2011 — iStar Financial Inc. (NYSE: SFI) today reported results for the third quarter ended September 30, 2011.

iStar reported net income (loss) allocable to common shareholders for the third quarter of ($62.2) million, or ($0.71) per diluted common share, compared to ($83.5) million, or ($0.89) per diluted common share, for the third quarter 2010. The year-over-year improvement is due to lower loan loss provision and impairments of $19.1 million versus $83.8 million in the same period last year, as well as a $22.2 million gain from discontinued operations previously deferred as part of the June 2010 sale of a portfolio of 32 net lease assets. This increase was partially offset by lower revenue of $97.4 million versus $133.3 million in the same period last year, as well as higher interest expense.

Adjusted EBITDA for the third quarter was $83.1 million, compared to $97.4 million for the same period last year. The year-over-year decrease is due to lower revenues from a smaller overall asset base, partially offset by an increase in gains from discontinued operations versus the same period last year. Please see the financial tables that follow the text of this press release for details regarding the Company’s calculation of Adjusted EBITDA.

During the third quarter, the Company generated $318.2 million of proceeds from its portfolio, comprised of $271.8 million in principal repayments and $46.4 million from sales of other real estate owned (OREO) assets, primarily comprised of unit sales. Additionally, the Company funded a total of $55.1 million of investments.

Subsequent to quarter end, the Company sold a substantial portion of its interests in Oak Hill Advisors and related entities and expects to record a pre-tax gain in the fourth quarter of approximately $30 million on the carrying value of the investment. The Company continues to retain an interest in certain Oak Hill funds as well as certain fee streams.

“We have built a strong relationship with Oak Hill over the past six years and will continue to share ideas regarding the corporate credit and real estate finance markets,” said Jay Sugarman, iStar’s chairman and chief executive officer.

Capital Markets

During the quarter, the Company repaid the remaining $170.4 million of its 5.65% senior unsecured notes due September 2011 and repurchased $48.3 million par value of its senior unsecured notes. In addition, the Company repaid $183.8 million on the A-1 Tranche of its secured credit facility during the quarter. The cumulative amount repaid on the A-1 Tranche is $428.7 million, exceeding the minimum amortization required as of December 30, 2011. The Company’s weighted average effective cost of debt for the quarter was 5.7%, and leverage was 2.1x at September 30, 2011, unchanged from the prior quarter. Please see the financial tables that follow the text of this press release for a calculation of the Company’s leverage.

During the quarter, the Company repurchased approximately 12.1 million shares of its common stock for $77.0 million, utilizing virtually all of the Company’s previously authorized share repurchase capacity. At the end of the quarter, the Company had 80.5 million common shares outstanding, a reduction of 13.0% from the end of the prior quarter.

Portfolio Overview

At September 30, 2011, the Company’s total portfolio had a carrying value of $7.37 billion, gross of general loan loss reserves. The portfolio was comprised of $3.36 billion of loans and other lending investments, $1.76 billion of net lease assets, $1.62 billion of owned real estate and $621.2 million of other investments.

At September 30, 2011, the Company’s $2.34 billion of performing loans and other lending investments had a weighted average last dollar loan-to-value ratio of 77.6% and maturity of 3.4 years. The performing loans consisted of 53.1% floating rate loans that generated a weighted average effective yield for the quarter of 6.3%, or approximately 605 basis points over the average one-month LIBOR rate for the quarter, and 46.9% fixed rate loans that generated a weighted average effective yield for the quarter of 7.8%. The weighted average risk rating of the Company’s performing loans was 3.35, unchanged from the prior quarter. Included in the performing loan balance were $41.8 million of watch list assets, a decrease from $74.3 million in the prior quarter.

At September 30, 2011, the Company’s non-performing loans (NPLs) had a carrying value of $1.02 billion, net of $613.2 million of specific reserves. This compares to $1.07 billion, net of $589.0 million of specific reserves, at the end of the prior quarter.

At the end of the quarter, the Company’s $1.76 billion of net lease assets, net of $355.2 million of accumulated depreciation, were 88.7% leased with a weighted average remaining lease term of 12.3 years. The weighted average risk rating of the Company’s net lease assets was 2.70,  versus 2.69 in the prior quarter. For the quarter, the Company’s occupied net lease assets generated a weighted average effective yield of 9.9% and the total net lease assets generated a weighted average effective yield of 8.5%.

At the end of the quarter, the Company’s $1.62 billion owned real estate portfolio was comprised of $669.3 million of OREO and $954.6 million of real estate held for investment (REHI). The Company’s OREO assets are considered held for sale based on management’s current intention to market and sell the assets in the near term, while management’s current intent and strategy is to hold, operate or develop its REHI assets over a longer term. During the quarter, the Company took title to a property with a carrying value of $69.4 million. The Company also recorded $9.3 million of impairments within its OREO portfolio. For the quarter, the Company recorded $8.2 million of revenue, offset by $19.8 million of expenses and funded $18.9 million of capital expenditures associated with its owned real estate portfolio.

For the third quarter, the Company recorded $9.2 million in loan loss provision versus $10.4 million in the prior quarter. At September 30, 2011, loan loss reserves totaled $710.1 million or 17.9% of total gross carrying value of loans. This compares to loan loss reserves of $701.2 million or 16.3% of total gross carrying value of loans at June 30, 2011.

[Financial Tables to Follow]

*                   *                *

iStar Financial Inc. (NYSE: SFI) is a fully-integrated finance and investment company focused on the commercial real estate industry. The Company provides custom-tailored investment capital to high-end private and corporate owners of real estate and invests directly across a range of real estate sectors. The Company, which is taxed as a real estate investment trust (“REIT”), has invested more than $35 billion over the past two decades. Additional information on iStar Financial is available on the Company’s website at www.istarfinancial.com.

iStar Financial will hold a quarterly earnings conference call at 10:00 a.m. ET today, October 27, 2011. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through iStar Financial’s website, www.istarfinancial.com, under the “Investor Relations” section. To listen to the live call, please go to the website’s “Investor Relations” section at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on the iStar Financial website.

(Note: Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar Financial Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from iStar Financial Inc.’s expectations include the Company’s ability to generate liquidity and to repay indebtedness as it comes due, additional loan loss provisions, the amount and timing of asset sales (including OREO assets), increases in NPLs, repayment levels, the Company’s ability to reduce its indebtedness, the Company’s ability to maintain compliance with its debt covenants, economic conditions, the availability of liquidity for commercial real estate transactions and other risks detailed from time to time in iStar Financial Inc.’s SEC reports.)

iStar Financial Inc.

Consolidated Statements of Operations

(In thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
REVENUES

Interest income	$45,851	$84,210	$186,805	$287,295
Operating lease income	41,369	40,471	123,090	124,760
Other income	10,140	8,616	26,413	22,869
Total revenues	$97,360	$133,297	$336,308	$434,924

COSTS AND EXPENSES

Interest expense	$91,777	$77,286	$258,183	$246,815
Operating costs - net lease assets	5,048	5,226	14,303	11,279
Operating costs - REHI and OREO	19,792	19,111	55,582	45,166
Depreciation and amortization	14,814	15,246	46,354	46,722
General and administrative (1)	26,978	24,239	77,077	76,569
Provision for loan losses	9,232	78,414	30,462	277,242
Impairment of assets	9,912	3,832	14,165	17,041
Other expense	3,974	4,219	7,156	13,321
Total costs and expenses	$181,527	$227,573	$503,282	$734,155

Income (loss) before earnings from equity method investments and other items	$(84,167)	$(94,276)	$(166,974)	$(299,231)
Gain (loss) on early extinguishment of debt, net	(3,207)	9,525	102,348	118,305
Earnings from equity method investments	10,817	6,523	54,881	31,703
Income (loss) from continuing operations before income taxes	$(76,557)	$(78,228)	$(9,745)	$(149,223)
Income tax expense	(1,354)	(722)	(9,731)	(2,557)
Income (loss) from continuing operations	$(77,911)	$(78,950)	$(19,476)	$(151,780)
Income (loss) from discontinued operations	1,052	(104)	498	20,473
Gain from discontinued operations	22,198	4,422	22,198	270,382
Net income (loss)	$(54,661)	$(74,632)	$3,220	$139,075
Net income (loss) attributable to noncontrolling interests	1,002	(858)	558	(857)
Net income (loss) attributable to iStar Financial Inc.	$(53,659)	$(75,490)	$3,778	$138,218
Preferred dividends	(10,580)	(10,580)	(31,740)	(31,740)
Net (income) loss allocable to HPUs and Participating Securities (2)	2,008	2,539	845	(3,145)
Net income (loss) allocable to common shareholders	$(62,231)	$(83,531)	$(27,117)	$103,333

(1) For the three months ended September 30, 2011 and 2010, includes $7,153 and $3,883 of stock-based compensation expense, respectively. For the nine months ended September 30, 2011 and 2010, includes $15,622 and $13,597 of stock-based compensation expensive, respectively.

(2) HPU holders are current and former Company employees who purchased high performance common stock units under the Company’s High Performance Unit Program. Participating Security holders are Company employees and directors who hold unvested restricted stock units and common stock equivalents under the Company’s LTIP that are currently eligible to receive dividends.

iStar Financial Inc.

Earnings Per Share Information

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
EPS INFORMATION FOR COMMON SHARES

Income (loss) attributable to iStar Financial Inc. from continuing operations (1)
Basic and diluted	$(0.96)	$(0.94)	$(0.55)	$(1.91)
Net income (loss) attributable to iStar Financial Inc.
Basic and diluted	$(0.71)	$(0.89)	$(0.30)	$1.10
Weighted average shares outstanding
Basic and diluted	87,951	93,370	91,020	93,556

Common shares outstanding at end of period	80,509	92,319	80,509	92,319

EPS INFORMATION FOR HPU SHARES

Income (loss) attributable to iStar Financial Inc. from continuing operations (1)
Basic and diluted	$(182.34)	$(177.74)	$(102.06)	$(361.26)
Net income (loss) attributable to iStar Financial Inc. (1)
Basic and diluted	$(133.87)	$(169.27)	$(56.33)	$209.67
Weighted average shares outstanding
Basic and diluted	15	15	15	15

(1) Excludes preferred dividends and net (income) loss from noncontrolling interests.

iStar Financial Inc.

Consolidated Balance Sheets

(In thousands)

(unaudited)

	As of	As of
	September 30, 2011	December 31, 2010
ASSETS

Loans and other lending investments, net	$3,283,725	$4,587,352
Net lease assets, net	1,726,922	1,784,509
Real estate held for investment, net	954,646	833,060
Other real estate owned	669,331	746,081
Other investments	621,167	532,358
Assets held for sale	33,759	—
Cash and cash equivalents	217,015	504,865
Restricted cash	39,316	13,784
Accrued interest and operating lease income receivable, net	15,924	24,408
Deferred operating lease income receivable	69,417	62,569
Deferred expenses and other assets, net	122,630	85,528
Total assets	$7,753,852	$9,174,514

LIABILITIES AND EQUITY

Accounts payable, accrued expenses and other liabilities	$154,095	$134,422

Debt obligations, net:
Unsecured senior notes	2,840,149	3,265,845
Secured credit facilities	2,499,921	—
Secured term loans	313,092	1,861,314
Unsecured credit facilities	243,708	745,224
Other debt obligations	98,180	98,150
Secured notes	—	421,837
Secured revolving credit facilities	—	953,063
Total debt obligations, net	5,995,050	7,345,433

Total liabilities	$6,149,145	$7,479,855

Total iStar Financial Inc. shareholders’ equity	1,557,946	1,648,135
Noncontrolling interests	46,761	46,524
Total equity	$1,604,707	$1,694,659

Total liabilities and equity	$7,753,852	$9,174,514

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
ADJUSTED EBITDA (1)

Reconciliation of Net Income to Adjusted EBITDA
Net income (loss)	$(54,661)	$(74,632)	$3,220	$139,075
Add: Interest expense	91,777	77,286	258,183	277,330
Add: Income tax expense	1,354	722	9,731	2,557
Add: Depreciation and amortization	15,077	15,915	47,142	55,051
Add: Provision for loan losses	9,232	78,414	30,462	277,242
Add: Impairment of assets	9,912	5,375	14,140	18,902
Add: Stock-based compensation expense	7,153	3,883	15,622	13,597
Add: Loss (gain) on early extinguishment of debt, net	3,207	(9,525)	(102,348)	(118,305)
Adjusted EBITDA	$83,051	$97,438	$276,152	$665,449

	Three Months Ended
	September 30, 2011
Interest Coverage
Adjusted EBITDA (A)	$83,051
Interest expense and preferred dividends (B)	$102,357
Adjusted EBITDA / Interest Expense and Preferred Dividends (A) / (B)	0.8	x

(1) Adjusted EBITDA should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. Adjusted EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. It should be noted that the Company’s manner of calculating Adjusted EBITDA may differ from the calculations of similarly-titled measures by other companies. Depreciation and amortization excludes adjustments from discontinued operations of $263 for the three months ended September 30, 2011. Depreciation and amortization and impairment of assets exclude adjustments from discontinued operations of $669 and $1,543, respectively, for the three months ended September 30, 2010. Depreciation and amortization and impairment of assets exclude adjustments from discontinued operations of $789 and ($25), respectively, for the nine months ended September 30, 2011. Interest expense, depreciation and amortization and impairment of assets exclude adjustments from discontinued operations of $30,515, $8,329, and $1,861, respectively, for the nine months ended September 30, 2010.

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

Three Months Ended
September 30, 2011
OPERATING STATISTICS

Return on Average Common Book Equity
Average total book equity	$1,625,952
Less: Average book value of preferred equity	(506,176)
Average common book equity (A)	$1,119,776

Net income (loss) allocable to common shareholders, HPU holders and Participating Security holders	$(64,239)
Annualized (B)	$(256,956)
Return on Average Common Book Equity (B) / (A)	Neg

Expense Ratio
General and administrative expenses - annualized (C)	$107,912
Average total assets (D)	$8,022,638
Expense Ratio (C) / (D)	1.3%

Leverage
Book debt, net of unrestricted cash and cash equivalents (E)	$5,778,035
Sum of book equity, accumulated depreciation and loan loss reserves (1) (F)	$2,721,534
Leverage (E) / (F)	2.1	x

(1) Calculation includes $406,710 of accumulated depreciation, $76,700 of general loan loss reserves and $633,417 of specific loan loss reserves, as stated.

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

	As of
	September 30, 2011
UNFUNDED COMMITMENTS

Performance-based commitments	$67,448
Discretionary fundings	155,574
Strategic investments	30,493
Total Unfunded Commitments	$253,515

UNENCUMBERED ASSETS / UNSECURED DEBT

Unencumbered assets (A)	$4,829,431
Unsecured debt (B)	$3,207,025
Unencumbered Assets / Unsecured Debt (A) / (B)	1.5	x

LOANS AND OTHER LENDING INVESTMENTS CREDIT STATISTICS

	As of
	September 30, 2011		December 31, 2010
Carrying value of NPLs /
As a percentage of total carrying value of loans	$1,024,142	31.3%	$1,351,410	29.6%

NPL asset specific reserves for loan losses /
As a percentage of gross carrying value of NPLs (1)	$613,185	37.5%	$667,779	33.1%

Total reserve for loan losses /
As a percentage of total gross carrying value of loans (1)	$710,117	17.9%	$814,625	15.1%

(1) Gross carrying value represents iStar’s carrying value of loans, gross of loan loss reserves.

iStar Financial Inc.

Supplemental Information

(In millions)

(unaudited)

PORTFOLIO STATISTICS AS OF SEPTEMBER 30, 2011 (1)

Asset Type	Total	% of Total
First Mortgages / Senior Loans	$2,808	38.1%
Net Lease Assets	1,761	23.9%
Real Estate Held for Investment	955	13.0%
Other Real Estate Owned	669	9.1%
Other Investments	621	8.4%
Mezzanine / Subordinated Debt	552	7.5%
Total	$7,366	100.0%

Geography	Total	% of Total
West	$1,699	23.0%
Northeast	1,349	18.3%
Southeast	1,094	14.9%
Southwest	794	10.8%
Various	712	9.7%
Mid-Atlantic	705	9.6%
Central	422	5.7%
International	302	4.1%
Northwest	289	3.9%
Total	$7,366	100.0%

Property Type	Performing Loans	Net Lease Assets	NPLs	REHI	OREO	Total	% of Total
Land	$211	$56	$346	$661	$106	$1,380	18.7%
Apartment / Residential	618	—	264	37	429	1,348	18.3%
Retail	384	160	188	60	31	823	11.2%
Office	174	494	52	17	6	743	10.1%
Industrial / R&D	88	495	21	49	1	654	8.9%
Hotel	356	129	74	43	16	618	8.4%
Entertainment / Leisure	78	427	79	—	1	585	7.9%
Mixed Use / Mixed Collateral	242	—	—	88	79	409	5.6%
Other Property Types	185	—	—	—	—	185	2.5%
Other Investments	—	—	—	—	—	621	8.4%
Total	$2,336	$1,761	$1,024	$955	$669	$7,366	100.0%

(1) Based on carrying value of the Company’s total investment portfolio, gross of general loan loss reserves.

- end -